Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

U.S. DRY CLEANING SERVICES CORPORATION

Warrant No. ______

Warrant Shares:____________	Initial Exercise Date: ______, 20__

THIS COMMON STOCK PURCHASE WARRANT (“Warrant”) certifies that, for value received, _____________________ (“Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the earlier of (i) closing date of the Subsequent Public Offering or (ii) 9 months after the Plan Effective Date (the “Initial Exercise Date”) and on or prior to the 5th anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from U.S. Dry Cleaning Services Corporation, a Delaware corporation (the “Company”), up to [______]1 shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.        Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”) among the Company, the original Holder and the other purchasers signatory thereto relating to the offer and sale of the Debentures and Warrants pursuant to the Purchase Agreement.

1    Amount equal to the principal amount of the Debenture purchased by Holder divided by the per share price to the public in the Subsequent Public Offering unless there is no Subsequent Public Offering within 9 months after the Plan Effective Date, in which case such principal amount divided by $2.00.

Section 2.        Exercise.

(a)        Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise annexed hereto; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise within 5 Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)        Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $[______]2, subject to adjustment hereunder (the “Exercise Price”).

(c)        Mechanics of Exercise.

(i)        Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is 3 Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.

2    Equal to the per share price to the public in the Subsequent Public Offering unless there is no Subsequent Public Offering within 9 months after the Plan Effective Date, in which case equal to $2.00.

(ii)        Failure to Deliver Certificates.  If, in the case of any Notice of Exercise, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Warrant Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Exercise, in which event the Company shall promptly return to the Holder any original Warrant delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Exercise.

(iii)        Obligation Absolute; Partial Liquidated Damages.  Provided that the Holder is not in breach of any covenants of this Warrant or any of the Transaction Documents, the Company’s obligations to issue and deliver the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Notwithstanding the foregoing, if the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Exercise Price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the 10th Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

(iv)        Reservation of Shares Issuable Upon Exercise.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon exercise of this Warrant as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Warrants), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments in Section 3) upon the exercise of this Warrant. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(v)        Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(vi)        Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(vii)        No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(viii)        Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(ix)        Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.        Certain Adjustments.

(a)     Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or the conversion of the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)    Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants, other than in an Exempt Issuance, to all holders of Common Stock (and not to the Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price on the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such Exercise Price.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(c)    Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (other than in an Exempt Issuance and/or including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)    Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder , the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.  Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(e)     Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)     Notice to Holder.

(i)        Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)        Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.        Transfer of Warrant.

(a)     Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)     New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.  All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)     Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)     Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and qualified or registered (or exempt from qualification or registration) under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, agree in writing to be bound, with respect to the Warrant, with the provisions of Section 5.7 of the Purchase Agreement.

(e)     Investment Representations.  This Warrant has been granted subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 5.        Miscellaneous.

(a)     No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

(b)     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)     Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)     Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(e)     Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(f)     Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)     Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be given in accordance with Section 5.4 of the Purchase Agreement and shall be deemed effectively given as described in Section 5.4 of the Purchase Agreement.

(h)     Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)     Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)     Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k)     Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to 51% of the Warrant Shares issuable upon exercise of all then outstanding Warrants of like terms issued pursuant to the Purchase Agreement.

(l)     Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)     Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(n)     Lock-Up Agreement.  The Holder acknowledges and agrees that the Warrant Shares shall be subject to the terms of a lock-up agreement to be executed by the Holder and the Company restricting the ability of the Holder to transfer the Warrant Shares for a period of time not to exceed 6 months after the closing of the Subsequent Public Offering.

(o)     Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Initial Exercise Date set forth above.

U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation

By:
Name:
Its:

NOTICE OF EXERCISE

TO:        U.S. DRY CLEANING SERVICES CORPORATION

(1)        The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of lawful money of the United States by:

___ enclosed check;

___ wire transfer; or

___ other

(3)        Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)        The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder:

Signature of Holder:

Name of Authorized

Signatory (if an entity):

Title of Authorized

Signatory (if an entity):

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [________________] all of or [___________] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to ______________________________________________________________________________ whose address is ________________________________________________________________________________________________________________________________.

	Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.